UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	November 3, 2005

YARDVILLE NATIONAL BANCORP

(Exact Name of Issuer as Specified in Charter)

NEW JERSEY (State or Other Jurisdiction of Incorporation or Organization)	000-26086 (Commission File Number)	22-2670267 (I.R.S. Employer Identification Number)

2465 KUSER ROAD, HAMILTON, NEW JERSEY 08690

(Address of Principal Executive Offices)

(609) 585-5100

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 3.02.	Unregistered Sales of Equity Securities.

On November 3, 2005, Yardville National Bancorp (the “Company”) issued and sold an aggregate of 235,401 shares of its common stock, no par value, at a per share purchase price of $37.06 for an aggregate purchase price of $8,723,961. The shares were sold in a private transaction effected in reliance upon Rule 506 of Regulation D under the Securities Act of 1933, as amended (the “Securities Act”), and constitute approximately 2.17% of the outstanding shares after issuance. The purchasers were all individual accredited investors as defined in Rule 501(a) under the Securities Act, and acquired the shares for investment purposes only and not with a view to or for sale in connection with any distribution thereof. The purchase price was equal to the closing price of the common stock as reported by Nasdaq on such date. There were no underwriters or placement agents employed in connection with the transaction described in this Item 3.02.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

YARDVILLE NATIONAL BANCORP
Date: November 7, 2005	By: Stephen F. Carman Stephen F. Carman Vice President and Treasurer